Exhibit 99.2

RISK FACTORS

      Investing in our common stock involves substantial risks associated with our business and our company and our common stock. When evaluating our business and any investment in our securities, investors and prospective investors should consider carefully the following information in conjunction with the other information contained in our periodic filings with the Securities and Exchange Commission and in any prospectus pursuant to which our securities may be offered.

Risks Related to Our Business

Failure to successfully resolve our remaining commercial lines claims could have an adverse affect on our results of operations.

      On February 7, 2002, we announced our decision to cease writing commercial insurance due to continued adverse claims development and unprofitable results. As a result, we had only two commercial policies remaining in force at March 31, 2005. We continue to settle and reduce our inventory of commercial lines claims. At March 31, 2005, there were 218 claims associated with our runoff book outstanding, compared to 442 at March 31, 2004. Due to the long tail and litigious nature of these claims, we anticipate that it will take a substantial number of years to complete the adjustment and settlement process with regard to existing claims and the additional claims we expect to receive in the future from our past business writings. Most of the remaining claims are in litigation and our future results may be impacted negatively if we are unable to resolve the remaining claims and new anticipated claims within our established reserve level.

      We use reinsurance to help manage our exposure to these risks. Although the reinsurer is liable to us to the extent of the ceded reinsurance, we remain liable as the direct insurer on all risks reinsured. As a result, ceded reinsurance arrangements do not eliminate our obligation to pay claims. We are subject to credit risk with respect to our ability to recover amounts due from reinsurers. Reinsurance may not be adequate to protect us against losses. In addition, the magnitude of losses in the reinsurance industry resulting from catastrophes may adversely affect the financial strength of certain reinsurers, which may result in our inability to collect or recover reinsurance. Reinsurers also may reserve their right to dispute coverage with respect to specific claims. With respect to catastrophic or other loss, if we experience difficulty collecting from reinsurers or obtaining additional reinsurance in the future, we will bear a greater portion of the total financial responsibility for such loss, which could materially reduce our profitability or harm our financial condition.

Failure to implement our revised business strategy could adversely affect our operations.

      We only write nonstandard personal auto insurance and currently have no plans to write any other lines of insurance. Our current plan is to grow that business strategically to establish a broader, more geographically diversified earnings base by expanding into new states and markets to achieve growth with diversification of risk. We limited our business to Florida until the fourth quarter of 2003, when we began writing nonstandard personal auto insurance policies in Texas. In 2004, we began writing nonstandard personal auto insurance policies in Arizona and Nevada and initiated a California program with an independent managing general agency as well.

      Our growth strategy necessarily entails increased operational risks and other challenges that are greater than and different from those to which we have previously been subject in writing nonstandard personal automobile insurance. These new risks and challenges include, but are not limited to, the following:

•	competitive conditions for our product have intensified recently, and further pressures on pricing are anticipated;

•	generally, new business initially produces higher loss ratios than more seasoned in-force business, and this factor is likely to be magnified to the extent that we enter multiple new states and market areas within a short period of time. Furthermore, it amplifies the importance of our ability to assess any new trends accurately and respond effectively;

•	pricing decisions in new states and markets, involving different claims environments, distribution sources and customer demographics, will be made without the same level of experience and data that is available in existing markets;

•	our expected growth will require additional personnel resources, including management personnel, relationships with agents and vendors with whom we have not previously done business, and additional dependence on operating systems and technology. We will face substantial challenges in maintaining adequate customer service and retaining business, particularly because of the additional complexity of operating in multiple states and time zones and managing the upcoming consolidation of some of our administrative and processing capabilities from Florida to Dallas, Texas; and

•	if we grow significantly or if adverse underwriting results occur, or both, our ability to maintain sufficient capital, which may include capital leverage from the transfer of risk into reinsurance markets, and perform successfully will be important factors in our marketing initiatives.

      Our ability to manage these risks and challenges will determine in large part whether our strategy for profitable growth can be implemented successfully. There is no assurance that we will be able to achieve the objectives of our growth strategy.

Our industry is highly competitive with cyclical periods of intense price competition, which could adversely affect our results of operations.

      The property and casualty insurance industry is highly competitive and, except for regulatory considerations, there are very few barriers to entry. In the nonstandard personal automobile market, we compete with large national insurance companies such as Allstate, State Farm, and Progressive, as well as a large number of regional and local insurance companies as well as managing general agents. We believe that competition in our lines of business is based on price, service, commission structure, product features, financial strength ratings, reputation and name or brand recognition. Our competitors sell through various distribution channels, including independent agents, captive agents, and directly to the consumer. We market our nonstandard personal auto insurance through independent retail agencies. The agents typically represent numerous insurance companies, which compete with us. Some of our competitors offer a broader array of products, have more competitive pricing, or have higher claims paying ability ratings. Our competition includes entities which have, or are affiliated with entities that have, greater financial and other resources than our company.

      The property and casualty insurance industry has also experienced historical cyclical by periods of intense price competition due to excess underwriting capacity, as well as periods of shortages of underwriting capacity that allow for attractive premiums and attract additional competitors. The periods of intense price competition may adversely affect our operating results, and the overall cyclicality of the industry may cause fluctuations in our operating results and affect our ability to manage the business profitably.

We are subject to comprehensive regulation, and our results may be unfavorably impacted by these regulations.

      We are subject to comprehensive governmental regulation and supervision. Most insurance regulations are designed to protect the interests of policyholders rather than the shareholders and other investors of the insurance companies. These regulations, generally administered by the department of insurance in each state in which we do business, relate to, among other things:

•	approval of policy forms and rates,

•	standards of solvency, including risk based capital measurements developed by the National Association of Insurance Commissioners and used by state insurance regulators to identify inadequately capitalized insurance companies,

•	licensing of insurers and their agents,

•	restrictions on the nature, quality and concentration of investments,

•	restrictions on the ability of insurance company subsidiaries to pay dividends,

•	restrictions on transactions between the insurance company subsidiaries and their affiliates,

•	requiring certain methods of accounting,

•	periodic examinations of operations and finances,

•	prescribing the form and content of records of financial condition to be filed, and

•	requiring reserves for unearned premium, losses and other purposes.

      State insurance departments also conduct periodic examinations of the affairs of insurance companies and require filing of annual and other reports relating to the financial condition of insurance companies, holding company issues and other matters. Insurance regulations and regulators have an impact on a number of factors that could affect our ability to respond to changes in our competitive environment and which could have a material adverse effect on our operations. These factors include regulating our ability to exit a book of business or to exit a state in which we have been producing insurance, our ability to receive adequate premiums to achieve acceptable profitability levels, and the amount of statutory dividends from our subsidiaries which may be needed to pay expenses and dividends.

      Our business depends on compliance with applicable laws and regulations and our ability to maintain valid licenses and approvals for our operations. Regulatory authorities may deny or revoke licenses for various reasons, including violations of regulations. Changes in the level of regulation of the insurance industry or changes in laws or regulations themselves or interpretations by regulatory authorities, could have a material adverse affect on our operations. State statutes limit the aggregate amount of dividends that our subsidiaries may pay us, thereby limiting our funds to pay expenses and dividends.

Litigation we are involved in may adversely affect our financial condition, results of operations and cash flows.

      As a property and casualty insurance company, we are subject to various claims and litigation seeking damages and penalties, based upon, among other things, payments for claims we have denied and other monetary damages. Some litigation against us could take the form of class action complaints by consumers. As automobile insurance industry practices and regulatory, judicial and consumer conditions change, unexpected and unintended issues related to claims and coverage may emerge, such as, a growing trend of plaintiffs targeting automobile insurers in purported class action litigation relating to claim-handling practices and regulatory noncompliance. These issues can have a negative effect on our business by either extending coverage beyond our underwriting intent or by increasing the size of claims or resulting in other monetary damages. The damages and penalties in these types of matters can be substantial. The relief requested by the plaintiffs varies but may include requests for compensatory, statutory and punitive damages.

      We and certain of our directors and executive officers are named as defendants in a putative class action proceeding initially filed in the United States District Court for the Southern District of Florida. In the proceeding, which is a consolidation of two previously separately pending actions filed at approximately the same time and involving essentially the same facts and claims, the plaintiffs allege violations of the Federal securities laws in connection with alleged non-disclosures and deceptive disclosures in our press releases and filings with the Securities and Exchange Commission regarding our acquisition, operation and divestiture of our former Tri-State, Ltd. subsidiary, a South Dakota company selling nonstandard personal auto insurance. The second amended complaint does not specify the amount of damages the plaintiffs seek.

      The Office of the New York Attorney General and other state attorneys general are investigating certain insurance industry practices. The New York Attorney General has filed a lawsuit against Marsh & McLennan

Companies, Inc. and, in so doing, named various insurance companies who may have had involvement in the insurance industry practices in question. The investigations appear to center around practices by which other insurance companies paid contingent compensation to insurance brokers based on the volume or profitability of the insurance placed with the insurance company for their clients, allegedly in violation of the brokers’ duty to act in the best interest of their clients rather than their own undisclosed pecuniary interest. We market our nonstandard personal auto insurance principally through independent retail agencies that are compensated on a commission basis, which sometimes includes incentives based on the volume or profitability of the business produced and generally do not write insurance through insurance brokers. These agencies generally owe their principal duties to the companies that they represent rather than to their retail customers. We were not named in this lawsuit, and we use agents, rather than brokers, to market our policies. However, we are monitoring the situation and, if necessary, intend to take appropriate action.

      An adverse resolution of the litigation pending or threatened against us could have a material adverse effect on our financial condition, results of operations or cash flows.

Because we are primarily a personal automobile insurer, our business may be adversely affected by conditions in that industry.

      Our results of operations may be adversely affected by conditions that influence the automobile insurance industry in general. This industry is exposed to the risks of severe weather conditions, such as rainstorms, snowstorms, hail and ice storms, hurricanes, tornadoes, earthquakes and, to a lesser degree, explosions, terrorist attacks and riots. Due to the geographic concentration of our insureds, particularly near coastlines, we could be exposed to disproportionately high losses related to individual hurricanes, hail damage and other severe weather conditions.

      The profitability of companies operating in the nonstandard personal auto insurance business lines are also affected by fluctuations in loss cost trends. Driving patterns, inflation in the cost of auto repairs and medical care, and increasing litigation of liability claims are some of the more important factors that affect loss cost trends. We and other nonstandard auto insurers are generally unable to increase premiums unless permitted by regulators, typically after the costs associated with the coverage have increased. Accordingly profit margins generally decline in a period of increasing loss costs. We may be unable to continue our growth or we may need additional capital to execute our business plan if our margins decline during a business phase characterized by intense competitive and declining premiums.

Estimating reserves accurately is an inherently uncertain process, and if our loss reserves are not adequate, it will have an unfavorable impact on our results.

      We maintain loss reserves to cover estimated liabilities for unpaid losses and loss adjustment expenses for reported and unreported claims incurred as of the end of each accounting period. Reserves represent management’s estimates of what the ultimate settlement and administration of claims will cost, including:

•	estimates of loss and loss expense liabilities are subject to large potential errors of estimation as the ultimate disposition of claims incurred prior to the financial statement date, whether reported or not, is subject to the outcome of events that have not yet occurred, such as jury decisions, court interpretations, legislative changes, subsequent damage to property, changes in the medical condition of claimants, public attitudes and social and economic conditions such as inflation,

•	estimates of losses do not make provision for extraordinary future emergence of new classes of losses or types of losses not sufficiently represented in our historical data base or which are not yet quantifiable, and

•	estimates of future costs are subject to the inherent limitation on the ability to predict the aggregate course of future events.

      These estimates, which generally involve actuarial projections, are based on management’s assessment of facts and circumstances then known, as well as estimates of future trends in claim severity, frequency, judicial theories of liability, and other factors. As a result, these reserves do not represent an exact calculation of liability. These variables are affected by both internal and external events, such as changes in claim handling procedures, inflation, judicial trends and legislative changes.

      Many of these items are not quantifiable in advance. Furthermore, our expansion into new markets and states may increase the risk that our reserves do not accurately reflect the ultimate losses that will occur in those markets and states. Additionally, there may be a significant reporting lag between the occurrence of an event and the time it is reported to us. The inherent uncertainties of estimating reserves are greater for certain types of liabilities, particularly those in which the various considerations affecting the type of claim are subject to change and in which long periods of time may elapse before a definitive determination of liability is made. Reserve estimates are continually refined in a regular and ongoing process as experience develops and further claims are reported and settled. Adjustments to reserves are reflected in the results of the periods in which such estimates are changed. Because settling reserves is an inherently uncertain process, we cannot assure that the current reserves will prove adequate. If we conclude that estimates are incorrect and our reserves are inadequate, we are obligated to increase our reserves. An increase in the reserves results in an increase in losses and a reduction in or elimination of our net income for the period in which the deficiency in reserves is identified. Accordingly, an increase in reserves could have a material adverse effect on our results of operations, liquidity and financial condition.

A downgrade in our financial strength ratings may negatively affect our business.

      Financial strength ratings are an important factor in establishing the competitive position of insurance companies and may be expected to have an effect on an insurance company’s sales. An insurance company’s ability to effectively compete in the marketplace is in part dependent upon the rating determination of A.M. Best, the principal rating agency of the insurance industry. A.M. Best provides ratings of insurance companies based on comprehensive quantitative and qualitative evaluations and expresses its rating as an opinion of an insurer’s ability to meet its obligations to policyholders. Since April 2004, the A.M. Best rating of our insurance subsidiaries has been “B-” (Fair with a stable outlook). A.M. Best assigns “B” and “B-” ratings to companies that have, in the opinion of A.M. Best, a fair ability to meet their current obligations to policyholders, but are financially vulnerable to adverse changes in underwriting and economic conditions.

      If we do not successfully implement our business plan, or if the risks we describe in our filings with the Securities and Exchange Commission materially and adversely affect our results or our financial position, we would face the risk of a downgrade by A.M. Best. A downgrade in our rating may cause our independent agents to limit or stop their marketing of our products and may limit that availability or adversely affect the terms of capital sources to us.

We may need to raise additional capital.

      If we successfully implement our business plan, we anticipate that we will need additional capital to continue expanding our business. If we are not successful in implementing our business plan, we will need additional capital to continue or expand our business. We do not currently have any arrangements or credit facilities in place as a source of funds should this need arise, and there can be no assurance that we will be able to raise sufficient, if any, additional capital or to raise such capital on acceptable terms. If we are unable to obtain required capital on terms favorable to us, or at all, we may be forced to change our business plan and may be unable to respond to competitive pressures in our business. Even if we are able to raise additional capital through the issuance of equity or debt securities, those securities may have rights, preferences or privileges senior to the rights of our existing security holders. In addition, if we raise additional capital through credit facilities, we would experience risks typically associated with credit borrowings, such as risks of defaults that we are unable to cure, enforcement of any liens or other security interests we may grant and restrictions on our operations, including those that might be required to comply with any financial and non-financial covenants.

Adverse securities market conditions can have significant and negative effects on our investment portfolio.

      Our results of operations depend in part on the performance of our invested assets. Investment returns are an important part of our overall profitability, and fluctuations in the fixed income could impair our profitability, financial condition, and cash flows. Fluctuations in interest rates affect our returns on, and the market value of, our fixed income and short-term investments. In addition, defaults by third parties in the payment or performance of their obligations, primarily from our investments in corporate bonds, could reduce our investment income and realized investment gains or result in investment losses.

Our success depends on retaining our current key personnel and attracting additional personnel.

      Our success will depend largely on the continuing efforts of our executive officers and senior management, especially those of Robert W. Stallings, our Chairman of the Board and Chief Strategic Officer, Glenn W. Anderson, our President, Chief Executive Officer and Director and James R. Reis, our Executive Vice President. Our business may be adversely affected if the services of these officers or any of our other key personnel become unavailable to us. We have entered into employment agreements with Messrs. Stallings, Anderson and Reis. Even with these employment agreements, there is a risk that these individuals will not continue to serve for any particular period of time.

      In addition, we have recently hired a number of key employees, each of whom has been with us for less than six months. In addition, we intend to endeavor to hire additional key employees and officers to support our business growth, our focus on the nonstandard personal auto insurance business, our expansion into new geographic markets and the improvement and enhancement of our systems and technologies. To integrate into our company, these individuals must spend a significant amount of time learning our business model and management systems, in addition to performing their regular duties. If we fail to complete this integration in an efficient manner, our business and prospects will suffer.

      Hiring management personnel is very competitive in our industry due to the limited number of people available with the necessary skills, experience and understanding of our business procedures and the necessary leadership ability to guide us through the strategic development initiatives contemplated in the immediate years ahead. Our management intends to propose the adoption of a new long-term focused system of performance-based equity compensation for key personnel, subject to the approval of the Compensation Committee of the Board and a vote of shareholders at the 2005 Annual Meeting of Shareholders. If adopted, the Compensation Committee, all of whose members are independent, would be authorized to offer performance-based incentive grants and potentially issue up to 8% to 10% of our outstanding common stock over time based on achievement of performance targets, in a manner that would be dilutive to holders of our common stock. Our inability to attract, train or retain the number of highly qualified personnel that our business needs may cause our business and prospects to suffer.

We cannot be certain that the net operating loss tax carryforwards will continue to be available to offset our tax liability.

      As of December 31, 2004, we had net operating loss tax carryforwards for Federal income tax purposes, which we refer to as “NOLs,” of approximately $72 million. In order to utilize the NOLs, we must generate taxable income which can offset such carryforwards. The NOLs will expire if not used. The availability of NOLs to offset taxable income would be substantially reduced if we were to undergo an “ownership change” within the meaning of Section 382(g)(1) of the Internal Revenue Code. We will be treated as having had an “ownership change” if there is more than a 50% change in stock ownership during a three year “testing period” by “5% stockholders”.

      The NOLs will expire in various amounts, if not used, between 2018 and 2023. We cannot assure you that we would prevail if the IRS were to challenge the availability of the NOLs. If the IRS was successful in challenging our NOLs, all or some portion of the NOLs would not be available to offset our future consolidated income.

Risks Related to Our Common Stock

Our stock price may be volatile.

      The market price of our common stock has fluctuated significantly in the past and is likely to fluctuate significantly in the future. In addition, the securities markets have experienced significant price and volume fluctuations and the market prices of the securities of insurance companies, including nonstandard automobile insurance companies, have been especially volatile. Such fluctuations can result from, among other things:

•	quarterly variations in operating results;

•	changes in market valuations of other similar companies;

•	announcements by us or our competitors of new products, contracts, acquisitions, strategic partnerships or joint ventures;

•	additions or departures of key personnel;

•	significant sales of common stock or the perception that such sales could occur;

•	general economic trends and conditions;

•	the lack of an established trading market for our common stock; and

•	future issuances of stock or debt securities to fund our anticipated growth.

      In addition, the stock market has recently experienced extreme volatility that has often been unrelated to the performance of particular companies. These market fluctuations may cause our stock price to fall and could negatively affect your investment regardless of our performance.

      In the past, companies that have experienced volatility in the market price of their stock, including us, have been the object of securities class action litigation. Securities class action litigation could result in substantial costs and a diversion of management’s attention and resources.

There is no established trading market for our common stock.

      There is no established public trading market for our common stock. Currently, our common stock is quoted on the OTC Bulletin Board. There can be no assurance that our common stock will be admitted to trade on any established trading market or exchange. Additionally, if our common stock is admitted for listing or trading, there can be no assurance that it will maintain the requirements for continued listing or trading on an established trading market or exchange.

      Our common stock may not be traded actively. An illiquid market for shares of our common stock may result in lower trading prices and increased volatility, which could negatively affect the value of an investment in our common stock. If an active trading market does develop, it may not last and the trading price of the shares may fluctuate widely as a result of a number of factors, many of which are outside our control.

A small number of existing shareholders control our company, which limits your ability to influence the outcome of shareholder votes.

      Our executive officers and directors, together with our largest shareholders, beneficially own approximately 70.2% of our common stock as of April 29, 2005, which includes outstanding shares of our Series A Convertible Preferred Stock which are entitled to vote with the common stock on an as-converted basis. As a result, these entities and individuals have the power to control the outcome of shareholder votes, including votes concerning the election of directors, the adoption or amendment of provisions in our articles of incorporation or bylaws and the approval of mergers and other significant corporate transactions.